UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BAIN CAPITAL SPECIALTY FINANCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

AMENDMENT NO. 1 TO PROXY STATEMENT FOR 2024 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2024

EXPLANATORY STATEMENT

This Amendment No. 1 to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Bain Capital Specialty Finance, Inc. (the “Company”) in connection with its 2024 Annual Meeting of Stockholders to be held on May 23, 2024, at 2:30 p.m., Eastern Time (“Annual Meeting”), which was filed with the Securities and Exchange Commission (“SEC”) on April 22, 2024. This Amendment amends the disclosures provided in the section “Voting Information—How to Vote” as set forth on page 2 of the Proxy Statement, in the sections “Voting Information – Quorum Required” and “Voting Information – Vote Required and How Votes are Counted” as set forth on page 3 of the Proxy Statement, and in the sections “Required Vote” as set forth on pages 25 and 26 of the Proxy Statement, which did not characterize the effect of broker non-votes. Broker non-votes will have no effect on Proposals 1 and 3 and may have an effect on Proposal 2, as set forth below. This Amendment should be read in conjunction with the Proxy Statement. Except as specifically amended herein, all information in the Proxy Statement remains unchanged and no other updates have been made to the Proxy Statement.

What information regarding voting requirements at the Annual Meeting is being amended?

The Company hereby amends the Proxy Statement by replacing on Page 2 the third paragraph under the heading “Voting Information – How to Vote” in its entirety with the following paragraph:

If your shares are held in “street name”, the broker or nominee that holds your shares has the authority to vote them, absent your approval, only as to routine matters, of which there are none at the Annual Meeting. As a result, for all matters to be voted on at the Annual Meeting, the broker or nominee that holds your shares will need to obtain your authorization to vote those shares and has enclosed a voting instruction form with this proxy statement. In either case, they will vote your shares as you direct on their voting instruction form. If you fail to provide voting instructions to your broker or nominee, your shares will be “broker non-votes” and will not be counted as a vote cast either for or against Proposal 1 or 3. For Proposal 2, (i) if the holders of 50% or less of the outstanding voting securities of the Company are present or represented by proxy, broker non-votes will have the effect of a vote cast against the proposal, and (ii) if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy, broker non-votes will not be counted as a vote cast either for or against the proposal. You can vote by completing the enclosed voting instruction form and returning it in the enclosed U.S. postage-prepaid envelope. If you want to vote your shares electronically via the live webcast at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should refer to the instructions provided in the enclosed voting instruction form for further information. Additionally, the availability of telephone or Internet voting depends on the voting process used by the broker or nominee that holds your shares.

The Company hereby amends the Proxy Statement by replacing on Page 3 the first paragraph under the heading “Voting Information – Quorum Required” in its entirety with the following paragraph:

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, online or by proxy, of the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Annual Meeting. There were 64,562,265.27 shares of Common Stock outstanding on the Record Date, of which at least 21,520,539.88 must be present electronically via the live webcast or represented by proxy at the Annual Meeting in order for a quorum to be present. Those stockholders accessing the Annual Meeting via the listen-only conference call will not be deemed to be “present” for purposes of determining a quorum for the Meeting. Broker non-votes will also not be deemed to be “present” for purposes of determining a quorum for the Meeting.

The Company hereby amends the Proxy Statement by adding on Page 3 the below paragraph after the third paragraph under the heading “Voting Information – Vote Required and How Votes Are Counted”:

Broker Non-Votes. Because all of the proposals at the Annual Meeting are non-routine under NYSE Rule 452, brokers will not have discretionary authority to vote on the proposals any shares of Common Stock held in “street name” by their customers. Accordingly, any broker non-votes will not be counted as a vote cast either for or against Proposal 1 or 3. For Proposal 2, (i) if the holders of 50% or less of the outstanding voting securities of the Company are present or represented by proxy, broker non-votes will have the effect of a vote cast against the proposal, and (ii) if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy, broker non-votes will not be counted as a vote cast either for or against the Proposal.

The Company hereby amends the Proxy Statement by replacing on Page 25 the second paragraph under the heading “Required Vote” in its entirety with the following paragraph:

For purposes of the Below-NAV Share Issuance Proposal, the 1940 Act defines “a majority of the outstanding shares” as the vote of the lesser of: (1) 67% or more of the voting securities present at the Annual Meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Company. Abstentions will have the effect of votes cast against this proposal. If the holders of 50% or less of the outstanding voting securities of the Company are present or represented by proxy, broker non-votes will have the effect of votes cast against this proposal. If the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy, broker non-votes will have no effect on the Below-NAV Share Issuance Proposal.

The Company hereby amends the Proxy Statement by replacing on Page 26 the first paragraph under the heading “Required Vote” in its entirety with the following paragraph:

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes cast by Stockholders present at the Annual Meeting or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on the Adjournment Proposal.

Can I change my vote after I have voted after receipt of these materials?

For shares held of record, you may revoke a proxy or change your vote at any time before it is exercised by written notice to our Secretary, returning a properly executed, later-dated proxy or by voting electronically via live webcast at the Annual Meeting. Unless you attend the Annual Meeting and vote your shares electronically via live webcast, you should change your vote using the same method (by telephone, Internet or mail) that you first used to vote your shares. That way, the inspectors of election for the meeting will be able to verify your latest vote. Please note that you cannot use the listen-only conference call to revoke your proxy or to vote.

For shares held in “street name”, you should follow the instructions in the voting instruction form provided by your broker or nominee to change your vote. If you want to change your vote as to shares held in “street name” by voting electronically via live webcast at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON MAY 23, 2024

Our Proxy Statement, this Amendment and annual report on Form 10-K for the year ended December 31, 2023 are available online at www.proxydocs.com/BCSF (please have the control number found on your proxy card ready when you visit this website).

By Order of the Board of Directors

/s/ Jessica Yeager

Jessica Yeager

Secretary

May 8, 2024

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